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                                                                    EXHIBIT 24

                               POWER OF ATTORNEY


Each person whose signature appears below designates and appoints WILLIAM W. SHERERTZ and MICHAEL D. MULHOLLAND, and either of them, true and lawful attorneys-in-fact and agents to sign the annual report on Form 10-K of Barrett Business Services, Inc., a Maryland corporation, for the year ended December 31, 1995, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney hsa been executed by each of the undersigned as of the 7th day of March, 1996.

SIGNATURE                         TITLE


/s/William W. Sherertz
William W. Sherertz               President and Chief Executive Officer
                                  and Director
                                  (Principal Executive Officer)
/s/Michael D. Mulholland
Michael D. Mulholland             Vice President - Finance
                                  (Principal Financial Officer)

/s/James D. Miller
James D. Miller                   Controller (Principal Accounting
                                  Officer)


/s/Robert R. Ames
Robert R. Ames                    Director



/s/Jeffrey L. Beaudoin
Jeffrey L. Beaudoin               Director



/s/Stephen A. Gregg
Stephen A. Gregg                  Director



/s/Anthony Meeker
Anthony Meeker                    Director



/s/Stanley G. Renecker
Stanley G. Renecker               Director